EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

      This Employment Agreement is made and entered into on this 1st day, September, 1999 by and between CytoGenix, Inc., a Nevada corporation (CYGX) and Jonathan F. Elliston (EMPLOYEE).

                                    RECITALS

      A. CYGX desires to be assured of the association and services of EMPLOYEE for CYGX.

      B. EMPLOYEE is willing and desires to be employed by CYGX, and CYGX is willing to employ EMPLOYEE, upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

1. Employment. CYGX hereby employs EMPLOYEE as Director of Intellectual Property and Strategic Planning, subject to the supervision and direction of Malcolm H. Skolnick, and the CYGX Board of Directors and Chief Executive Officer.

2. Term. The term of this Agreement shall be for a period of five (5) year commencing on the date hereof, unless terminated earlier pursuant to Section 8 below; provided, however, that EMPLOYEE's obligations in Section 7 below shall continue in effect after such termination.

3.  Compensation; Reimbursement.

      3.1 Base Salary. For all services rendered by EMPLOYEE under this Agreement, CYGX shall pay EMPLOYEE a base salary of seventy thousand Dollars ($70,000) per annum, payable monthly in equal installments (the "Base Salary"). The amount of the Base Salary may be increased at any time and from time to time by the Board of Directors of CYGX, and shall be adjusted annually to reflect changes in the Consumer Price Index for the Houston, Texas base area, All Consumers and All Items. No such change shall in any way abrogate, alter, terminate or otherwise effect the other terms of this Agreement.

      3.2 Incentive Bonus. In addition to the Base Salary, EMPLOYEE shall be eligible for an incentive bonus (INCENTIVE BONUS) each year in an amount not less than 10% of the Base Salary (the MINIMUM BONUS) nor more than 100% of the Base Salary earned in the calendar year. The INCENTIVE BONUS shall be based upon the operating results for that year of EMPLOYEE's division or subsidiary, as the case may be, and shall be paid, if earned, within 30 days after such operating results have been determined by CYGX's accountants. The criteria upon which the INCENTIVE BONUS is awarded shall be comparable to those applicable to the other chairmen of CYGX's operating divisions or subsidiaries.

      3.3 Stock Option. Employee may purchase CYGX common stock every quarter in an amount equal to twenty five percent (25%) of base salary at par computed at the closing price on each payday in the quarter or applicable part there of.

      3.4 Additional Benefits. In addition to the Base Salary and the INCENTIVE BONUS, EMPLOYEE shall be entitled to all other benefits of employment provided to the other officers of CYGX's operating divisions or subsidiaries.

      3.5 Reimbursement. EMPLOYEE shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his or her duties under this Agreement (1) so long as such expenses constitute business deductions from taxable income for CYGX and are excludable from taxable income to the EMPLOYEE under the governing laws and regulations of the Internal Revenue Code (provided, however, that EMPLOYEE shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code, disallow to CYGX 20% of meals and entertainment expenses); and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by CYGX. The reimbursement of EMPLOYEE's business expenses shall be upon monthly presentation to and approval by CYGX of valid receipts and other appropriate documentation for such expenses.

4.  Scope of Duties.

      4.1 Assignment of Duties. EMPLOYEE shall have such duties as may be assigned to him or her from time to time by CYGX's Chief Executive Officer or CYGX's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Chief Executive Officer and the Board of Directors of CYGX.

      4.2 General Specification of Duties. EMPLOYEE's duties shall include, but not be limited to, the duties and performance goals as enumerated in the Job Description (Appendix A) attached for the biotechnology division or subsidiary:

                  The above referenced specifications (Appendix A) are not intended as a complete itemization of the duties which EMPLOYEE shall perform and undertake on behalf of CYGX in satisfaction of his or her employment obligations under this Agreement.

                  Intellectual properties resulting from Employees activities shall become the property of the company according to the terms of a Commercialization Agreement negotiated as appropriate.

      4.3 EMPLOYEE's Devotion of Time. EMPLOYEE hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to him or her and to the promotion and forwarding of the business affairs of CYGX, and not to divert any business opportunities from CYGX to himself or to any other person or business entity.

      4.4   Conflicting Activities.

            (1) EMPLOYEE shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of CYGX; provided, however, that this restriction shall not be construed as preventing EMPLOYEE from investing his personal assets in passive investments in business entities which are not in competition with CYGX or its affiliates, or from pursuing business opportunities as permitted by paragraph 4.5(b).

            (2) EMPLOYEE hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of CYGX, in a manner consistent with the best interests of CYGX and with his duties under this Agreement. Should EMPLOYEE discover a business opportunity that does not relate to the current or anticipated future business of CYGX, he shall first offer such opportunity to CYGX. Should the Board of Directors of CYGX not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then EMPLOYEE may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by EMPLOYEE to CYGX under this Agreement. Further, EMPLOYEE may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of CYGX in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

5. Stock of Company. So long as this Agreement is in effect, EMPLOYEE shall be entitled to purchase stock of CYGX in the same amounts and for the same consideration, terms and conditions as provided to other chairmen of CYGX's operating divisions or subsidiaries. The manner of acquisition of stock shall be structured so as to minimize adverse tax consequences to EMPLOYEE.

7. Confidentiality of Trade Secrets and Other Materials.

      7.1 Trade Secrets. Other than in the performance of his or her duties hereunder, EMPLOYEE agrees not to disclose, either during the term of his or her employment by CYGX or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of CYGX. Any technique, method, process or technology used by CYGX shall be considered a "trade secret" for the purposes of this Agreement.

      7.2 Ownership of Trade Secrets; Assignment of Rights. EMPLOYEE hereby agrees that all know-how, documents, reports, plans, proposals, software, computer programs and videos developed by CYGX, marketing and sales plans, client lists, client files and materials made by him or her or by CYGX are the property of CYGX and shall not be used by him in any way adverse to CYGX's interests. EMPLOYEE shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of CYGX. EMPLOYEE hereby assigns to CYGX any rights which he or she may have in any such trade secret or proprietary information.

      7.3 EMPLOYEE hereby agrees that he/she will not, for a period of two (2) years following termination from CYGX as defined in Section 8 of this Agreement, solicit or perform professional services of the nature and kind of those performed for CYGX under this Agreement for any client who CYGX had previously or is serving at time of EMPLOYEE's termination.

      7.4 EMPLOYEE further agrees that in addition to compensation for damages caused by breach of this Agreement, CYGX shall be entitled to injunctive relief by a court of competent jurisdiction to prevent irreparable harm and injury to CYGX by said breach or potential breach.

8. Termination.

      8.1   Bases for Termination.

            (1) EMPLOYEE's employment hereunder may be terminated at any time by mutual agreement of the parties.

            (2) This Agreement shall automatically terminate on the last day of the month in which EMPLOYEE dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by CYGX's Board of Directors based upon a certification of such incapacity by, in the discretion of CYGX's Board of Directors, either EMPLOYEE's regularly attending physician or a duly licensed physician selected by CYGX's Board of Directors, rendering EMPLOYEE unable to perform substantially all of his or her duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. EMPLOYEE shall be deemed to have "become permanently incapacitated" on the date CYGX's Board of Directors has determined that EMPLOYEE is permanently incapacitated and so notifies EMPLOYEE.

            (3) EMPLOYEE's employment may be terminated by CYGX "with cause," effective upon delivery of written notice to EMPLOYEE given at any time (without any necessity for prior notice) if any of the following shall occur:

                  (a) any action by EMPLOYEE which would be grounds for termination any provision currently covering any willful breach of duty, habitual neglect of duty, and continued incapacity; (b) any material breach of EMPLOYEE's obligations in Section 8 above; or (c) any material acts or events which inhibit EMPLOYEE from fully performing his or her responsibilities to CYGX in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving EMPLOYEE's lack of honesty or EMPLOYEE's moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.

            (4) EMPLOYEE's employment may be terminated by CYGX "without cause" (for any reason or no reason at all) at any time by giving EMPLOYEE 60 days prior written notice of termination, which termination shall be effective on the 60th day following such notice. If EMPLOYEE's employment under this Agreement is so terminated, CYGX shall (a) make a lump sum cash payment to EMPLOYEE within 10 days after termination of an amount equal to (i) EMPLOYEE's Base Salary for the balance of the year in which termination occurs, (ii) a prorata portion of the INCENTIVE BONUS, if any, earned for the year in which termination occurs prorated to the date of termination, plus (iii) any unreimbursed expenses accruing to the date of termination; and
            (b) make a lump sum cash payment equal to EMPLOYEE's annual Base Salary, as increased pursuant to Section 3.1, on each anniversary date of this Agreement for the balance of the term specified in
            Section 2. For purposes of this provision, EMPLOYEE's annual Base Salary and the remaining portion of the term of the Agreement shall be calculated as of the termination date. After CYGX's termination of EMPLOYEE under this provision, CYGX shall not be obligated to provide the benefits to EMPLOYEE described in Section 3.4 (except as may be required by law).

            (5) EMPLOYEE may terminate his or her employment hereunder by giving CYGX 60 days prior written notice, which termination shall be effective on the 60th day following such notice.

      8.2   Payment Upon Termination. Upon termination under paragraphs 8.1(1),
            (2), (3), or (5), CYGX shall pay to EMPLOYEE within 10 days after termination an amount equal to the sum of (1) EMPLOYEE's Base Salary accrued to the date of termination; and (2) unreimbursed expenses accrued to the date of termination. After any such termination, CYGX shall not be obligated to compensate EMPLOYEE, his or her estate or representatives except for the foregoing compensation then due and owing, nor provide the benefits to EMPLOYEE described in Section 3.4 (except as provided by law).

      8.3 Severance Provisions. The provisions of Sections 9.1 and 9.2 shall be subject to and deemed modified by the terms of any severance benefits granted to EMPLOYEE as provided under Section 7.

      8.4 Dismissal from Premises. At CYGX's option, EMPLOYEE shall immediately leave CYGX's premises on the date notice of termination is given by either EMPLOYEE or CYGX.

9. Injunctive Relief. CYGX and EMPLOYEE hereby acknowledge and agree that any default under Section 8 above will cause damage to CYGX in an amount difficult to ascertain. Accordingly, in addition to any other relief to which CYGX may be entitled, CYGX shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 8 above and without the proof of actual damages.

10.  Miscellaneous.

      10.1 Transfer and Assignment. This Agreement is personal as to EMPLOYEE and shall not be assigned or transferred by EMPLOYEE without the prior written consent of CYGX. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

      10.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

      10.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of Texas.

      10.4 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

      10.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

      10.6 Modification. This Agreement may be modified, amended, superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

      10.7 Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

      10.8 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

      10.9 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one or such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

      10.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

      10.11 Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

If to CYGX: 9881 S. Wilcrest, Houston, TX 77090

If to EMPLOYEE:

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

      10.12 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on EMPLOYEE and CYGX.

      10.13 Right of Set-Off. Upon termination or expiration of this Agreement, CYGX shall have the right to set-off against the amounts due EMPLOYEE hereunder the amount of any outstanding loan or advance from CYGX to EMPLOYEE.

      10.14 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by EMPLOYEE and CYGX.

IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

CYGX                                      EMPLOYEE

_____________________________  _______    _____________________________  _______
Malcolm Skolnick, President     date      Jonathan F. Elliston             date

                                 JOB DESCRIPTION

                                   Appendix A